OFFERING CIRCULAR

CONNECTX, INC.

Up to 100,000,000 Tokens

Minimum Offering Amount:  $0.00   Maximum Offering Amount:  $50,000,000

Offering Price per Token:  $ (USD)  $0.50 per token

This preliminary offering circular (the “Offering Circular”) relates to the offer and sale of up to 100,000,000 ConnectX Coins (the “Tokens” or the “Securities”) of ConnectX, Inc., a Delaware corporation (the “Company”). See “SECURITIES BEING OFFERED” on page [58]. The offering of Tokens described herein (the “Offering”) is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  We are providing the disclosure in the format prescribed by Part II of Form 1-A.

The sale of the Tokens will begin as soon as practicable after the Company’s Offering Statement of which this Offering Circular is a part (the “Offering Statement”) has been qualified by the SEC.  The Tokens will be issued to each investor in minimum amounts of $1000.00 and fractional amounts of $0.01 in excess thereof; however, the Company reserves the right to waive this minimum on a case-by-case basis in its sole discretion.  The Offering will remain open until the earlier of (i) the one-year anniversary of the commencement of the Offering, (ii) the date the Company receives and accepts subscriptions for $50,000,000.00 of Tokens (the “Maximum Offering Amount”) and (iii) the date the Offering is terminated by the Company.  The Company is offering the Tokens on a “best efforts” basis.

No public market currently exists for the Tokens.  The Offering price may not reflect the market price of Tokens after the Offering.  The Company does not intend to seek a public listing for the Tokens.

Investing in this Offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment.  See “RISK FACTORS” beginning on page 20.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

	Price to the Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer(2)
Per Token	$0.50	$0.035	$0.46
Total Minimum	$0.00	$0.00	$0.00
Total Maximum	$50,000,000.00	$3,510,000.00	$46,490,000.00

(1)Since we do not intend to use a Placement Agent, cash compensation to any such Placement Agent is estimated as 7.02% at the Minimum Offering Amount and 7.02% at the Maximum Offering Amount.  See ”PLAN OF DISTRIBUTION.”

(2)Does not include expenses of the Offering, including, but not limited to, marketing expenses, legal and accounting fees and costs of blue sky compliance. See ”PLAN OF DISTRIBUTION.”

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income and net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The Company’s offices are located at ConnectX c/o WeWork; its telephone number is 310-702-8686; and its website is ConnectX.com. The date of this Offering Circular is October 1, 2018.

Address 1	ConnectX ℅ WeWork
Address 2	7083 Hollywood Boulevard
City	Hollywood
State/Country	CA
Mailing Zip/ Postal Code	90046

Company phone number 310-702-8686

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES4

SUMMARY6

RISK FACTORS10

DILUTION24

PLAN OF DISTRIBUTION26

USE OF PROCEEDS31

DESCRIPTION OF BUSINESS32

DESCRIPTION OF COMPANY HEADQUARTERS43

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES44

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS44

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS46

SECURITIES BEING OFFERED47

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS49

FINANCIAL STATEMENTS52

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES

This Offering Circular contains forward-looking statements within the meaning of the federal securities laws.  We caution investors that any forward-looking statements presented in this Offering Circular, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management.  When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements.

Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond the Company’s control.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  While forward-looking statements reflect the Company’s good faith belief when made, they are not guarantees of future performance.  The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time.  It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.  We undertake no obligation to revise or publically release the results of any revision to these forward-looking statements, except as required by law.  Given these risks and uncertainties, Prospective Investors are cautioned not to place undue reliance on such forward-looking statements.

Other Disclosures

THE TOKENS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.  THE TOKENS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN.  INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.  THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN NUMBER OF TOKENS SUBSCRIBED FOR BY SUCH INVESTOR.

INVESTORS SHOULD NOT CONSIDER THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE.  EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL COUNSEL, ACCOUNTANTS, AND OTHER PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING THIS INVESTMENT.  THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF PERTINENT DOCUMENTS AS WELL AS APPLICABLE LAW AND REGULATIONS.  WHILE THE COMPANY BELIEVES THAT THESE SUMMARIES FAIRLY REFLECT AND SUMMARIZE THOSE ITEMS, THESE SUMMARIES ARE NOT COMPLETE AND ARE QUALIFIED BY REFERENCE TO THE COMPLETE TEXTS THEREOF.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE TOKENS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE TOKENS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE TOKENS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUMMARY

This summary does not contain all of the information you should consider before investing in the Tokens.  You should read this entire Offering Circular carefully before making an investment decision, including the Risk Factors section.  The use of the words “we,” “us,” “the Company,” “ConnectX” or “our” refer to ConnectX, Inc., a Delaware corporation.

ConnectX (the “Company”) is a Delaware corporation that aims to develop a mobile application for digital wallet storage and document storage for international commodity trading (the “Platform”) using web and mobile applications. These applications would precede a decentralized network using a blockchain ledger (the “Blockchain”) to provide storage and security services. The development, deployment, management, and maintenance of the applications and the Platform will be financed through the issuance of our security tokens (“the Tokens”). We will generate revenue through the transaction fees on certain types of product trades, subscriptions services and sales of our utility token that will be used to manage trades on our network, a utility token known as ConnectX coins (“the Coins”, as distinct from the Tokens). Our primary source of revenue is expected to be a 1% transaction fee that we intend to charge for international commodity trading transactions.

Investors in ConnectX would provide capital for projects, applications, and access to our Platform through the purchase of our Tokens. Our ConnectX coins will be sold to customers for services in managing the amount of data and security required. Investors in our Security Token will share in the economic benefits of our Platform with the periodic distribution of profits and an anticipated gain in Security Token value.

Both investors and customers on the Platform may be individuals or organizations. Our business model will be based on the collection of monthly subscription payments for data storage and a 1% transaction fee.

The Platform will include features that provide complementary storage and security benefits to customers, including the following:

●Enhanced Security. Investors will have access to a private server and satellite network hosting our Platform. This will offer security above current federal government standards, without physical or internet access for outside intrusion. It would also use our ConnectX-VPN coding system ("ConnectX-VPN") to provide unique transmissions.

●Advanced Performance. The Platform will use proprietary hardware ("S1W") to provide access to investors and customers. Access would use the Platform’s ConnectX-VPN coding system to send data on existing frequencies using unique data languages securely.

●Global Access. Our private server and satellite network would allow global access to Platform for investors in later phases. Early phases would allow 24/7 access to investor storage and digital currency wallets.

●Proprietary Advantages. Our S1W hardware and private server and satellite network would give unparalleled control for investor data, currency, and security. ConnectX-VPN would allow for customization for large or one-time data transfers. Also, access to the Platform would only be granted using ConnectX coins.

●Elevated Privacy. Our Platform and private network grant access to investors using our S1W hardware and ConnectX-VPN. It would be inaccessible to a third-party outside of the network.

Our proposed Token will be an ERC20-compliant smart contract on the Ethereum blockchain. We intend to distribute 50% of our Platform’s profits to the holders of the Security Token on a quarterly basis through the blockchain. As investment contracts, Tokens will not convey to holders the rights typically associated with equity ownership. See “SECURITIES BEING OFFERED.”

Our founding team has relevant experience in financial technology (“FinTech”), security and networks, regulatory compliance, satellite technology, software engineering, entrepreneurship and executive leadership. Our Founder, Chief Executive Officer, and President is Lance Parker and our Co-Founder, Chief Inventor and Chief Technical Officer is Christof Karl “Chris” La Due. See “DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES.”

The Company is an early stage Company and its business model, and plans for its execution may change. Further, the Company’s claims to and its ability to protect its intellectual property may not be successful.

Principal Offering Terms

The following is a summary of some of the key terms on which we will offer and sell the Tokens.  This Summary is not a complete description of the Offering and is qualified in its entirety by the balance of this Offering Circular and each of the Exhibits attached to this Offering Statement, of which this Offering Circular is a part.  Each prospective investor is strongly encouraged to read thoroughly this Offering Circular and the Exhibits.

Minimum Offering Amount:	$ 0.00
Maximum Offering Amount:	$ 50,000,000
Minimum Purchase Amount:	$ 1,000 (waivable at Company’s discretion)
Tokens Outstanding Following the Offering:		Minimum Offering Amount or $0.00	25% or $12,500,000	50% or $25,000,000	75% or $37,500,000	Maximum Offering Amount or $50,000,000
	Tokens Outstanding Prior to the Offering	0	0	0	0	0
	Tokens issued in the Offering	0	25000000	50000000	75000000	100000000
	Total Tokens outstanding after the Offering	0	25000000	50000000	75000000	100000000
Offering Period:

The Offering will commence as soon as practicable after the Offering Statement has been qualified by the SEC. The Offering will remain open until the earlier of: (i) the one-year anniversary of the commencement of the Offering, (ii) the date the Company receives and accepts subscriptions for the Maximum Offering Amount and (iii) the date the Offering is terminated by the Company (the “Termination Date”).

Tokens:

The Tokens will be issued to each investor in minimum amounts of $1,000.00 and fractional amounts of $0.01 in excess thereof. Some Title IV Portals and placement agents might establish higher minimums and integral amounts.

We intend for the Security Tokens to be issued on the Ethereum blockchain, enabling the secondary market purchase and sale of Tokens through compliant exchanges, such as Alterative Trading Systems (“ATS”), that can facilitate the trading of security tokens. Through an extension to ERC20, we anticipate that each Token will provide for the payment of distributions in ether within the Ethereum blockchain to the holder of the Token.

The Tokens are not intended to be or represent an interest in any monetary value, to serve as a medium of exchange, or to otherwise function as currency or as a substitute for currency.  Tokens are not equity interests in the Company. ConnectX intends to issue a separate “utility token,” the ConnectX coin, which would be used by customers to pay for services in our closed blockchain network.  NO RIGHT TO RECEIVE CONNECTX COINS OR ANY OTHER BLOCKCHAIN COIN OR TOKEN IS PROMISED OR IMPLIED AS PART OF THIS OFFERING OF SECURITY TOKENS.

Distributions:

The Company’s board of directors may, in its sole discretion, approve the payment of distributions to Token holders.  Any amounts that the Company’s board of directors determines are reasonably necessary to pay the Company’s expenses (including any services and licensing fee), fund the Company’s Financing programs and create reserves for Company obligations and activities will reduce the amount of cash available for the payment of distributions to Token holders.

Distribution Dates:

The Company intends pay distributions quarterly to the Token holders on a pro rata basis (the “Quarterly Payment”). It is uncertain when the first distribution will be paid, if ever. The timing of the payment of distributions to the Token holders may be modified at the sole discretion of the Company’s board of directors.

Voting Rights:	Holders of tokens will not have any voting rights or consent rights. See “SECURITIES BEING OFFERED.”
Investor Suitability:

Individual investors can invest a maximum of the greater of 10% of their net worth and 10% of their net income, provided, however that this limitation will not be applicable to investors who demonstrate to the Company that they are Accredited Investors as defined under Rule 501 of Regulation D.

Distribution:

The Company plans to distribute Tokens directly through its Platform, through Title IV compliant crowdfunding platforms (the “Title IV Platforms”) and properly licensed brokers or placement agents (the “Placement Agents”).  See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

Escrow Agent:	No escrow.

RISK FACTORS

Investing in Tokens involves risk. In evaluating the Company and an investment in the Tokens, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect our business, operating results or financial condition, as well as adversely affect the value of an investment in the Tokens. The following is a summary of the most significant factors that make this Offering speculative or substantially risky. We are still subject to all the same risks that all companies in our industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

An investment in ConnectX, Inc. (“ConnectX”, “we”, “us”, “our” or the “Company”) at this time should be considered speculative in nature and should only be undertaken by investors without a need for immediate liquidity. The Company’s business is subject to risk factors that are both specific and general in nature and which individually, or in combination, may affect the future operating performance of the Company’s business and the value of an investment in the Company.

Risk Factors Relating to our Business

We are a development stage business with limited resources relative to our competitors and failure to compete successfully in our markets could adversely affect our business.

We seek to provide products and services in competitive markets. We believe the principal points of competition in our markets are product and service performance, reliability and innovation, brand reputation, commercialization of products and services, the effectiveness of a direct sales force, distribution channels, and price. Maintaining and improving our competitive position will require continued investment by us in research and development, engineering, marketing, customer service and support, and our sales force. We may not be successful in establishing our competitive position. Our competitors may develop products and services that are superior to our own or may develop more efficient or effective methods of providing products and services or may adapt more quickly than we do to new technologies or evolving customer requirements. Pricing pressures also could cause us to adjust the prices of specific products to stay competitive. We may not be able to compete with our existing or new competitors. Failure to continue competing or to win enough customer base to sustain capital requirements of operations could affect our business, financial condition or results of operations.

We have a history of losses, and we anticipate that we will continue to incur losses in the future.

We have experienced net losses since our inception and we anticipate continuing to incur substantial additional losses over at least the next several years due to, among other factors, expenses related to the development of our product and services, sales force and other operations. We may never achieve profitability, and even if we do, we may not be able to sustain being profitable.

We are subject to U.S. and foreign data privacy and protection laws and regulations as well as contractual privacy obligations, and our failure to comply could subject us to fines and damages and would harm our reputation and business.

We are subject to data privacy and protection laws and regulations adopted by federal, state and foreign government agencies. Data privacy and protection is highly regulated and may become the subject of additional regulation in the future. Privacy laws restrict our storage, use, processing, disclosure, transfer and protection of non-public personal information, including credit card data, provided to us by our customers. We strive to follow all applicable laws, regulations, policies, and legal obligations relating to privacy and data protection. It is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another, and may conflict with other rules or our practices. Any failure, or perceived failure, by us to comply with federal, state, or international laws, including those regulating privacy, data, or consumer protection, could result in proceedings or actions against us by governmental entities or third-parties.

The regulatory framework for privacy and data protection issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices. This includes many directed at providers of mobile and online resources in particular. Also, as we expand operations globally, compliance with regulations that differ from country to country may also impose significant burdens on our business. In particular, the European Union ("EU") has traditionally taken a broader view on "personal information" and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion concerning their interpretation and implementation of the regulations, which has resulted in variation of privacy standards from country to country. Complying with any additional or new regulatory requirements could force us to incur substantial costs or require us to change business practices in a manner that could compromise our ability to pursue our growth strategy effectively.

We are subject to the privacy and data protection-related obligations in our contracts with customers and other third parties. This includes voluntary third-party trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct. We could be affected by changes to these guidelines and codes in ways that are inconsistent with our practices or in conflict with the laws and regulations of the United States, foreign, or international regulatory authorities. We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of inadvertent or unauthorized disclosure of data that we store or handle as part of providing our services. Finally, we are also subject to contractual obligations and other legal restrictions on our collection and use of data, and we may be liable to third parties in the event we are deemed to have wrongfully used or gathered data.

Any failure by us or a third-party contractor providing services to us to follow applicable privacy and data protection laws, regulations, self-regulatory requirements or industry guidelines, our contractual privacy obligations or our privacy policies, may result in fines, statutory or contractual damages, litigation or governmental enforcement actions. These proceedings or violations could force us to spend significant amounts in defense or settlement of these proceedings, result in the imposition of monetary liability, distract our management, increase our costs of doing business, and adversely affect our reputation and the demand for our solutions.

We depend on the future development of the wireless and satellite communications markets, cryptocurrency expansion and adoption, and the server and satellite data storage market, which is difficult to predict.

We believe that our future growth depends on the success of the wireless infrastructure, satellite communications markets, and a broad range of industrial and consumer wireless and satellite data storage applications and cryptocurrency transactions. Existing or potential wireless and satellite communications applications for our products are difficult to predict and may not grow as projected or may even erode. The end markets for our products in the industrial and consumer wireless and data storage areas are not yet developed. It is difficult to predict the rate at which these markets will grow, if at all, and what share of the market the Company’s products and services will obtain. If the markets for our products in wireless infrastructure, data storage, satellite communications, and industrial and consumer storage applications fail to grow or grow slower than anticipated, our business, financial condition, and operating results would likely be harmed.

If we are unable to meet the rapid technological changes in the wireless, server and satellite communications markets as well as cryptocurrency and storage markets, our existing products could become obsolete.

The markets in which we compete are characterized by rapidly changing technologies, evolving industry standards, and continual improvements in products and services. Our future success will depend in part on factors including establishing our technologies as a viable and competitive alternative, enhancing the functionality of our technology in a timely and cost-effective manner, identifying, and developing and achieving market acceptance of new products and services that meet customer needs. We will also need to focus on applying our expertise and technologies to existing and emerging wireless and satellite communications, and our ability to achieve acceptable product costs for new products and services.

We may be unable to lease vacant or development space or renew leases, or re-lease space as leases expire.  We also may not be able to store digital wallets/private keys after space has been leased.

As we add data center space through the launch of satellite nodes, the space that we develop will be on a speculative basis. This means that we do not have a signed lease for space when we begin the development process. We may also develop space specifically for tenants pursuant to leases signed before starting the development process. In those cases, if we fail to meet our development obligations under those leases, these tenants may be able to terminate the leases, and we could be required to find a new tenant for this space. We also may lease data center facilities before their completion, or the launch of an underlying satellite node. If we fail to complete the facilities on time, the tenant may be entitled to terminate its lease, seek damages or penalties against us, or pursue other remedies and we may be required to find a new tenant for space.

We cannot assure you that once we have launched satellites and developed space, that we will be able to lease it at all, or at rates considered favorable or expected at the time we commenced development. If we are not able to lease the space that we develop, if development and launch costs are higher than we currently estimate, or if lease rates are lower than expected when we began the project or are otherwise undesirable, our revenue and operating results could be adversely affected.

Also, we cannot assure you that leases will be renewed or that our satellite space will be re-leased at all. If the rental rates for our satellites decrease, existing tenants do not renew their leases, we do not re-lease available space -- including newly developed space and space for which leases are scheduled to expire -- or it takes longer for us to lease or re-lease space, or for rents to begin or start on this space, our financial condition, results of operations and cash flow could be materially adversely affected.

Additionally, leasing space in conventional data centers involves a significant commitment of resources and due diligence on the part of customers regarding the adequacy of facilities. As a result, the leasing of data center space can have a long sales cycle. We expect that this will also be the case for our satellite-based data centers, and we may spend significant time and resources in pursuing a particular transaction that may not result in revenue. Our inability to manage the risks associated with the sale cycle may affect our business, financial condition and results of operations.

We may be unable to attract cryptocurrency wallet storage customers or capture cryptocurrency transactions.

We expect our efforts in the cryptocurrency market will be competitive and effective, but that doesn’t mean they will be successful. The cryptocurrency market is extremely large and many companies fall short. It is also difficult for a cryptocurrency to gain traction on the marketplace without proper marketing and support, something which could always fail in a business that is just getting its start. If we fail to gain traction with our cryptocurrency or fail to attract customers to use our cryptocurrency storage, we could face financial hardships, the cessation of our platform, and a block for the benefits of existing investors.

At the same time, there is no guarantee of success if your cryptocurrency catches on and investors may not find our Platform suitable for their transactions. If this happens, we could possibly face a cessation of our platform and financial hardships that could affect operations and benefits for existing investors.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, and we may be exposed to liability.

We expect that our Platform and satellite network will store mission-critical data for enterprise and government customers, as well as individuals. We believe that we will take reasonable steps to protect the security, integrity, and confidentiality of the information we collect and store. Still, there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized disclosure will not occur, or that third parties will not gain unauthorized access to this information. We may in the future experience successful attempts by third-parties to get unauthorized access to our data despite these security measures. Since techniques used to gain unauthorized access change, we may be unable to anticipate these techniques or to put in place adequate preventative measures. Any willful or accidental security breaches, or other unauthorized access, could expose us to liability for the loss of such information, adverse regulatory action by federal and state bodies, time-consuming and expensive investigation and litigation, extensive downtime of our systems, and other possible liabilities.

If our security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, allowing a third party to obtain unauthorized access to any of our customers’ data, our relationships with our customers will be damaged, and we could incur significant liability. Also, many jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data, and our agreements with specific partners require us to notify them in the event of a security incident. These mandatory disclosures of a security breach often lead to widespread negative publicity and may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers or fail to acquire new customers.

If we experience compromises to our information technology as a result of security lapses, technical difficulties or otherwise that result in performance or availability problems of our satellite-based solutions, the complete shutdown of our satellite-based solutions, or the loss or unauthorized disclosure of confidential information, our partners or customers may be harmed or lose trust and confidence in us, and decrease the use of our solution or stop using our solution in its entirety, and we would suffer reputational and financial harm. Our third-party vendors may also suspend or discontinue their relationships with us. Additionally, in the future, we could be subject to regulatory investigations and litigation in connection with a security breach or related issue. We could also face regulatory fines and be liable to third parties for these types of breaches. If our security measures fail to protect this information or we fail to follow the applicable operating rules, we could be liable to both our customers for their losses, as well as the vendors under our agreements with them, we could be subject to fines and higher transaction fees, we could face regulatory action, and our customers and vendors could end their relationships with us, any of which could harm our business, results of operations or financial condition.

There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages on any particular claim. We also cannot provide assurances that our existing general liability insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not deny coverage on any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition and results of operations.

Our failure to protect our intellectual property, in the United States and abroad, could harm our business and operating results.

Our business depends on proprietary technology and content, including software, databases, confidential information and know-how, the protection of which is crucial to the success of our business. We rely on a combination of trademark, domain name, trade secret, and copyright law and contractual restrictions to protect our proprietary technology and content. We have begun to seek patent protection for certain of our technologies, although there can be no assurance that a patent will ultimately be issued. In addition, as part of the use of proceeds of this offering we will acquire an additional patent, which is foundational to our platform technology. We are also pursuing the registration of our domain names, trademarks and service marks in the United States and in certain locations outside the United States.

Effective trademark, trade secret, patent, copyright and domain name protection is expensive to develop and maintain, and the costs of defending our rights may be significant. The intellectual property rights we obtain may not be sufficient to provide us with a competitive advantage, and may be successfully challenged, invalidated, circumvented, infringed or misappropriated. For example, in the past, competitors in both the United States and foreign jurisdictions have infringed our trademark rights and infringed our copyright rights and we have incurred varying levels of costs to respond to such infringement. Over time, we may increase our investment in protecting our intellectual property through additional trademark, patent and other intellectual property filings that could be expensive and time-consuming. Some aspects of our business and services also rely on technologies, software and content developed by or licensed from third parties, and we may not be able to maintain our relationships with such third parties or enter into similar relationships in the future on reasonable terms or at all.

We may also be required to protect our proprietary technology and content in an increasing number of jurisdictions, a process that is potentially expensive and may not be successful, or which we may not pursue in every location. In addition, effective intellectual property protection may not be available to us in every country, and the laws of some foreign countries may not be as protective of intellectual property rights as those in the United States. Additional uncertainty may result from changes to intellectual property legislation enacted in the United States and elsewhere, and from interpretations of intellectual property laws by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to obtain and maintain the intellectual property rights necessary to provide us with a competitive advantage.

We attempt to further protect our proprietary technology and content by requiring our employees and consultants to enter into confidentiality and assignment of inventions agreements and third parties to enter into nondisclosure agreements. These agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property or technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our website features, software and functionality or obtain and use information that we consider confidential or proprietary.

Litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights; to protect our trademarks, trade secrets, patents, copyrights and domain names; and to determine the validity and scope of the proprietary rights of others. We may also be involved in disputes relating to the rights to, and ownership of, the intellectual property developed by our employees, consultants and others. Our efforts to enforce or protect our proprietary rights may be ineffective and could result in substantial costs and diversion of resources, as well as the invalidation or narrowing of the scope of our intellectual property, any of which could harm our business and operating results. Attempting to enforce our intellectual property rights against third parties could also expose us to counterclaims from such third parties.

Claims by third parties that we infringe upon their intellectual property rights could result in significant costs and have a material adverse effect on our business, operating results or financial condition.

Our success depends, in part, upon our non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. The software industry generally is characterized by extensive intellectual property litigation. Although we are an early pioneer of professional networking software, a field which continues to rapidly evolve, many participants that own, or claim to own, intellectual property related to elements of our business historically have aggressively asserted their rights. From time to time, we may be subject to legal proceedings and claims that we, our customers, licensees or parties indemnified by us are infringing, misappropriating or otherwise violating the intellectual property rights of others, and the risk of such proceedings and claims may increase as we expand the complexity, scope and public profile of our business. For example, we may be subject to claims that we are infringing the patent, trademark or copyright rights of third parties, or that our employees have misappropriated or divulged their former employers’ trade secrets or confidential information.

It may therefore be necessary to defend against future claims by, for example, determining the scope, enforceability and validity of third-party proprietary rights or asserting and defining our proprietary rights. Some claimants may have substantially greater resources than we do and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether they have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●adversely affect our relationships with our current or future customers;

●cause delays or stoppages in providing our software solutions;

●divert management’s attention and resources;

●require technology changes to our platform that would cause us to incur substantial cost;

●subject us to significant liabilities;

●necessitate incurring significant legal fees; and

●require us to cease some or all of our activities.

In addition to liability for monetary damages against us, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against our customers, we may be prohibited from developing, commercializing or continuing to provide some or all of our data storage, data transmission and/or data center products and services unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

Potential customers may not widely adopt our satellite-based data storage solutions and cryptocurrency transaction system to manage the important aspects of their business, which would limit our ability to grow our business.

Our ability to grow our business and increase revenue depends on our success in educating customers about the potential benefits of our satellite-based data center platform. Satellite applications for managing important aspects of data storage have not been tested. Concerns about cost, fraud, privacy, security, reliability and other issues may cause potential customers not to adopt our products and services. Moreover, customers who have already invested substantial resources in other data center and data storage platforms or methods may be reluctant to adopt a new approach like ours to supplement or replace existing systems or methods.

We face significant competition from established and new companies offering data storage solutions and competition from cryptocurrency wallet storage services.

The markets for data centers and data storage are evolving, highly competitive and characterized by rapid technological change, new product and service development and evolving industry standards, and we expect competition to continue to increase in the future. With the increased demands for data center and data storage solutions as well as the potential influx of new entrants to the market, we expect competition to intensify in the future, which could harm our ability to increase sales and maintain our prices.

Our competitors vary with each challenge that our data center and data storage technology addresses and include data center and co-location providers and providers of data storage technologies.

We expect to face additional competition with the continued development and expansion of the data center and data storage market. If we are successful, we expect that new competitors, such as satellite companies that have traditionally focused on other applications, may enter the data center market with competing products, which could have an adverse effect on our business, operating results and financial condition.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have; be able to devote greater resources to the development, promotion, sale and support of their products and services; have more extensive customer bases and broader customer relationships; and have longer operating histories and greater name recognition.

As a result, these competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for our solutions could substantially decline. To the extent any of our competitors have existing relationships with potential customers, those customers may be unwilling to purchase our solutions because of those existing relationships with that competitor. To the extent that we consider acquiring one of our competitors, this heightened competition could increase the cost of an acquisition within our industry.

Growth of our business will depend on a strong brand, and any failure to maintain, protect, and enhance our brand would hurt our ability to retain or expand our base of users, or our ability to increase their level of engagement.

We believe that a strong brand is necessary to continue to attract and retain customers. We need to maintain, protect, and enhance our brand to expand our base of customers and users and increase their consumption of our solutions. This will depend largely on our ability to continue to provide high-value, differentiated solutions, and we may not be able to do so effectively. While we may choose to engage in a broader marketing campaign to further promote our brand, this effort may not be successful. Furthermore, negative publicity about our company, including our technology, sales practices, personnel or customer service could diminish confidence in, and the use of, our solutions, any of which could harm our operating results. If we are unable to maintain or enhance customer awareness of our brand cost-effectively, our business, operating results and financial condition could be harmed.

If we fail to offer high quality customer support, our business and reputation would suffer.

Our customers rely on our customer support services. High-quality education and customer support is important for the successful marketing and sale of our solutions and for the renewal of our agreements with existing customers. The importance of high quality customer support will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to sell new services to existing and new customers would suffer and our reputation with existing or potential customers would be harmed.

Failure to adequately expand our sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure or partner with synergistic companies with existing sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our direct sales force, both domestically and internationally. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before our sales representatives are fully trained and productive. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop and retain talented sales personnel, or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the expected benefits of this investment or increase our revenue.

Our financial results can be difficult to predict.

We are a development stage company with a limited operating history. Accordingly, our financial results for any given period are subject to large degrees of variation and can be difficult to predict.

We will need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available or may not be available on favorable terms and our business and financial condition could therefore be adversely affected.

While we anticipate that the maximum proceeds raised from the current offering will be sufficient to fund our operations for at least the next 12 months, we will need to raise additional capital to fund further rollout of our distributed satellite data center network. In addition, we may not be successful in raising the maximum amount available under the current offering, which may require us to seek additional capital earlier than anticipated. If we seek to raise additional capital in order to meet various objectives, including developing future technologies and services, increasing working capital, acquiring businesses and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all.  Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute the ownership of existing stockholders, including any investor acquiring any Shares. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of our business strategy, including potential additional acquisitions or development of new technologies.

If our estimates related to future expenditures are erroneous or inaccurate, our business may fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for research and development, marketing, commercialization, legal and accounting services and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Potential for indebtedness.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

We will need to achieve commercial acceptance of our services and products to generate revenues and achieve profitability.

Even if our research and development yield superior data center and data storage technology, we cannot predict when significant commercial market acceptance for our services sold thereon will develop, if at all. If markets fail to accept our services, we may not be able to generate revenues. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new services that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our services by customers, our business will be materially and adversely affected.

Dependence on key management personnel.

Our future performance depends on the continued presence of the Company’s key management personnel. Any loss of the services of these senior management personnel, specifically the loss of CEO Lance Parker or CTO Christoph Karl La Due, could have a material adverse effect on our business, operating results and financial condition.

Risk Factors Related to Satellites & Infrastructure

Satellites launched into orbit are subject to significant operational and environmental risks that could limit our ability to utilize these satellites.

Satellites are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies, which have occurred and may occur in the future in our satellites and the satellites of other operators as a result of various factors, such as satellite design and manufacturing defects, problems with power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space.

Although we work closely with the satellite manufactures to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, we may not be able to prevent anomalies from occurring and may experience anomalies in the future, whether of the types described or arising from the failure of other systems or components.

Any single anomaly or series of anomalies could materially and adversely affect our ability to utilize the satellite, our operations and revenue as well as our relationship with current customers and our ability to attract new customers. In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly. Anomalies may also reduce the expected capacity or useful life of a satellite, thereby reducing the revenue that could be generated by that satellite or create additional expenses due to the need to provide replacement or back-up satellites or satellite capacity.

Meteoroid events pose a potential threat to all in-orbit satellites. The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets. Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.

Some decommissioned spacecraft are in uncontrolled orbits, which pass through the geostationary belt at various points and present hazards to operational spacecraft, including our satellites. We may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers. The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision, with space debris, malfunction or other event could have a material adverse effect on our business, financial condition and results of operations.

Any failure of our physical infrastructure or services could lead to significant costs and disruptions that could harm our business reputation and could adversely affect our earnings and financial condition.

Our business depends on providing customers with highly reliable service, including with respect to power supply, security and maintenance of environmental conditions. We may fail to provide such service as a result of numerous factors, including mechanical failure, power outage, human error, physical or electronic security breaches, war, terrorism and related conflicts or similar events worldwide, and other natural disasters, sabotage and vandalism.

Problems at one or more of our data center nodes, whether or not within our control, could result in service interruptions or equipment damage. Our customer leases include terms requiring us to meet certain service level commitments to our customers. Any failure to meet these commitments or any equipment damage in our satellites, including as a result of mechanical failure, power outage, human error or other reasons, could subject us to liability under our lease terms, including service level credits against customer rent payments, or, in certain cases of repeated failures, the right by the customer to terminate the lease. Service interruptions, equipment failures or security breaches may also expose us to additional legal liability and damage our brand and reputation and could cause our customers to terminate or not renew their leases. In addition, we may be unable to attract new customers if we have a reputation for service disruptions, equipment failures or physical or electronic security breaches in our data center nodes. Any such failures could adversely affect our business, financial condition and results of operations.

If the commercial satellite communications markets fail to grow, our business could be materially harmed.

A number of commercial markets for our products and services in the satellite communications area, including high throughput satellite and commercial on the move, have emerged in recent years. Because these markets are relatively new, it is difficult to predict the rate at which these markets will grow, if at all. If the markets for commercial satellite communications products fail to grow, our business could be materially harmed. Conversely, growth in these markets could result in satellite capacity limitations which in turn could materially harm our business and impair the value of our shares. Specifically, we will derive most of our revenues from sales of satellite-based communications networks and related equipment and provision of services related to these networks and products. A significant decline in this market or the replacement of other satellite-based technologies by an alternative technology could materially harm our business and impair the value of our shares.

Our satellites have minimum design lives of approximately 7-10 years but could fail or suffer reduced capacity before then.

Generally, the minimum design life of each our satellites is 7-10 years. We can provide no assurance, however, as to the actual operational lives of our satellites, which may be shorter than their design lives. Our ability to earn revenue depends on the continued operation of our satellites, each of which has a limited useful life. A number of factors affect the useful lives of the satellites, including, among other things, the quality of their design and construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite’s functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion.

In the event of a failure or loss of any of our satellites, we may relocate another satellite and use it as a replacement for the failed or lost satellite, which could have a material adverse effect on our business, financial condition and results of operations.  In addition, we cannot guarantee that another satellite will be available for use as a replacement for a failed or lost satellite, or that such relocation can be accomplished without a substantial utilization of fuel. Any such utilization of fuel would reduce the operational life of the replacement satellite.

Our satellites under construction are subject to risks related to construction and launch that could limit our ability to use these satellites.

Satellite construction and launch are subject to significant risks, including delays, launch failure and incorrect orbital placement. Certain launch vehicles that may be used by us have either unproven track records or have experienced launch failures in the past. The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites and to obtain other launch opportunities. Construction and launch delays could materially adversely affect our ability to generate revenue.

Our use of certain satellites is often dependent on satellite coordination agreements, which may be difficult to obtain.

Satellite transmissions and the use of frequencies often are dependent on coordination with other satellite systems operated by U.S. or foreign satellite operators, including governments, and it can be difficult to determine the outcome of these coordination agreements with other entities and governments. The impact of a coordination agreement may result in the loss of rights to the use of certain frequencies or access to certain markets. The significance of such a loss would vary and it can therefore be difficult to determine which portion of our revenue will be impacted.

Furthermore, the satellite coordination process is conducted under the guidance of the ITU radio regulations and the national regulations of the satellites involved in the coordination process. These rules and regulations could be amended and could therefore materially adversely affect our business, financial condition and results of operations.

Our Exportly platform may fail to attract and/or retain an adequate number of members.

Our business relies on our ability to recruit and retain commodity traders on our Exportly platform. We may be unable to achieve adequate volumes of traders due to several factors including: regulatory issues in some or all countries, the system’s failure to perform as promoted, or as required by the trading community, our inability to hit development milestones that provide important features to the system, and the risk of competitive alternatives. If we are unable to maintain a large community of traders, our revenues may decline and our financial performance could suffer.

Risks Relating to the Offering and the Shares of the Company

Class F Common Stock and influence of the majority shareholders.

Our founder and CEO, Lance Parker, owns 2,000,000 shares of Class F Common Stock, which represents 62.7% of the Company’s outstanding common stock. Mr. Parker is the only holder of Class F Common Stock. In accordance with the Company’s Articles of Incorporation, each holder of Class F common stock is entitled to 10 votes for each share of Class F common stock held, compared to holders of Class A Common Stock who are entitled to 1 vote for each share of Class A Common Stock held. In addition, as long as any shares of Class F Common Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval of the holders of more than fifty percent (50%) of the outstanding shares of Class F Common Stock:

(a)amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Class F Common Stock;

(b)increase or decrease the authorized number of shares of Class F Common Stock;

(c)authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges with respect to dividends or payments upon liquidation senior to or on a parity with the Class F Common Stock or having voting rights more favorable than those granted to the Class F Common Stock generally;

(d)enter into a Liquidation Event;

(e)increase the size of the Board of Directors;

(f)declare or pay any dividend or other distribution to the stockholders of the Corporation; or

(g)amend Article VI, Section 4 of the Certificate of Incorporation.

As a result, assuming maximum subscription of the current offering, despite the fact that Mr. Parker would hold 50.1% of the outstanding shares of common stock of the Company, he would be entitled to exercising 90.9% of the Company’s voting rights (see “Share Structure” below).

As majority shareholder, Mr. Parker is in a position to exercise a controlling influence over the Company in all matters the resolution of which requires a simple majority vote of shares, which includes most matters, such as the election of members of the Board of Directors, the approval of the annual financial statements and the resolution on the appropriation of profits.

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We have never paid and do not anticipate paying cash dividends on our shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are legally available, that the dividends will be paid.

Dilution through issuance of new shares or tokens.

We are entitled under our Articles of Incorporation, as amended to issue 200,000,000 shares consisting of 120,000,000 shares of Class A common stock, $0.00001 par value and 75,000,000 shares of Class F Common Stock, $0.00001 par value per share and 5,000,000 shares of Preferred Stock, $0.0001 par value per share. Our board of directors may generally issue shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of standalone grants or under our incentive plans. We cannot give you any assurance that we will not issue additional shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The Offering Price of the Tokens is arbitrary.

The Offering Price of the Tokens has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

Limited transferability of the Tokens

The transferability of the Tokens in this offering are limited, and potential investors should recognize the nature of their investment in the offering.  The Tokens have not been registered under the Securities Act of 1933, as amended, or qualified or registered under the securities laws of any state and, therefore, while the Tokens issued in this offering can be resold under the Securities Act, they remain fully-subject to state blue sky law restrictions, and may not be able to be resold unless they are subsequently registered or qualified or an exemption from such registration, if available, at the state level. In addition to, and separate from the foregoing considerations, the Tokens may not be tradeable on any Alternative Trading System (ATS) registered with the SEC, or via other means.   The Company does not intend to register the Tokens under the Securities Act of 1933, as amended.

Currently, there is no public market for the Tokens, and we cannot assure you that any public market will ever develop.

Currently, there is no public market for the Tokens and the Tokens may never be traded on any exchange, or, if traded, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable token holders to sell their Tokens. No assurances can be given that an orderly or liquid market will ever develop for the Tokens.

Risk Factors Related to Cryptocurrencies and Blockchain-related Technologies

DISCLAIMER & RISK WARNING: TOKEN SALES ARE LARGELY CONDUCTED AND CONSIDERED AS EITHER UNREGULATED FORMS OF CROWDFUNDING OR UNREGULATED EXCHANGES OF CRYPTOGRAPHICALLY REPRESENTED VALUE. HOWEVER, REGULATION INTERPRETATION AND LAWS VARY BY JURISDICTION. THEY INVOLVE AND RELATE TO THE DEVELOPMENT AND USE OF EXPERIMENTAL SOFTWARE, TECHNOLOGIES AND EVEN BUSINESS MODELS THAT MAY NOT COME TO FRUITION OR ACHIEVE THE OBJECTIVES SPECIFIED IN THE INFORMATION PROVIDED TO CONTRIBUTORS (E.G. ANY WHITE PAPER). TOKENMARKET WARNS ITS CUSTOMERS AND VISITORS THAT THE PURCHASE OF TOKENS REPRESENTS A VERY HIGH RISK TO ANY PARTICIPATING CONTRIBUTOR. ACTIVITY SHOULD ONLY BE UNDERTAKEN BY THOSE WITH SUBSTANTIAL TECHNICAL KNOWLEDGE AND THAT ARE ALSO ABLE TO UNDERSTAND THE SPECIFIC NETWORK AND RELATED TOKEN BEING OFFERED. CAREFUL DUE DILIGENCE SHOULD BE UNDERTAKEN ON THE PROJECTS, NETWORK, TOKENS AND TEAM BEHIND ANY TOKEN SALE AND WITH FULL UNDERSTANDING THAT YOUR CONTRIBUTIONS MAY NOT ULTIMATELY RESULT IN A USEABLE OR VALUABLE TOKEN AND THE VALUE OF YOUR CONTRIBUTIONS MAY THEREFORE BE SUBJECT TO TOTAL LOSS.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS MEMORANDUM, YOU SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

Unregulated Market.

Tokens and cryptocurrency in general, is not regulated and investors have no recourse to any regulatory authority. There is a risk that the offer and or use of the tokens could be prohibited under applicable securities law.

Price Volatility.

Like cryptocurrencies in general, the value of a token may be extremely volatile – vulnerable to dramatic changes – and there may be no way for you to trade or sell tokens.

Cybercrime.

The acquisition and management of cryptocurrencies and Tokens is inherently subject to the risk of cybercrime that is difficult to manage and mitigate. This may result in concerted attempts and even successful attempts to hack the Network, Token Sale process and Sites and software used to manage contributions received in respect of Tokens and other software or technology components and to defraud contributors and the ConnectX and the Token Sale process may be subject unauthorized access, hacking and/or theft of some of cryptocurrency and Token assets.

Risk of Lack of Statutory Protection.

Tokens do not represent deposits and are not subject to any statutory insurance or guarantees. In the event of insolvency there will be no protection to place receiver losses on tokens.

Risks Arising from Taxation.

The tax characterization of the tokens is uncertain. You must seek your own tax advise in connection with purchasing tokens, which may result in adverse tax consequences to you, including withholding taxes, income taxes and tax reporting requirements.

Unanticipated Risks.

Cryptographic tokens are a new and untested technology, In addition to the risks included in this Memorandum there are other risks associated with your purchase, holding and use of the tokens, including those that the Company cannot anticipate. Such risks may further materialize as unanticipated variations or combinations of the risks discussed in this Memorandum.

DILUTION

Dilution means a reduction in value, control or earnings of the securities an investor owns.

Immediate dilution

If you invest in our securities in this offering, your economic interest may be diluted to the extent of the difference between the offering price per token offered in this offering and the as-adjusted net tangible book value per share of our capital stock after this Offering. For purposes of calculating dilution, we are assuming that the Security Tokens are being issued at $0.50 per token. Before investing, consider the potential impact of any future dilution on your investment. The following table illustrates the per token dilution (unaudited)

Minimum Offering Amount or $0.00

	Tokens Purchased		Total Consideration		Average Price Per Token
	Number	Percent	Amount	Percent
Crowdfunding Investors
Angel Investors
Friends and Family
New Investors
Total	0.00

25% or $12,500,000

	Tokens Purchased		Total Consideration		Average Price Per Token
	Number	Percent	Amount	Percent
Crowdfunding Investors
Angel Investors
Friends and Family
New Investors
Total	25,000,000

50% or $25,000,000

	Tokens Purchased		Total Consideration		Average Price Per Token
	Number	Percent	Amount	Percent
Crowdfunding Investors
Angel Investors
Friends and Family
New Investors
Total	50,000,000

75% or $37,500,000

	Tokens Purchased		Total Consideration		Average Price Per Token
	Number	Percent	Amount	Percent
Crowdfunding Investors
Angel Investors
Friends and Family
New Investors
Total	75,000,000

Maximum Offering Amount or $50,000,000

	Tokens Purchased		Total Consideration		Average Price Per Token
	Number	Percent	Amount	Percent
Crowdfunding Investors
Angel Investors
Friends and Family
New Investors
Total	100,000,000

Future dilution

PLAN OF DISTRIBUTION

We will offer up to 100,000,000 Tokens directly to investors through our website at Connectx.com. The tokens may also be offered on a “best efforts basis” through Title IV Platforms, a Placement Agent and other FINRA member broker-dealers (“Participating Dealers”).  We currently do not have any arrangements or understandings with any Title IV Platforms, Placement Agents or Participating Dealers, however, and anticipate that we may enter into non-exclusive agreements with them that set forth the terms and conditions of the sale of the Tokens on or prior to the date of qualification of the Offering Statement of which this Offering Circular is a part.  The Offering will be made without a firm commitment by Title IV Platforms, Placement Agents or Participating Dealers, which means that they will have no obligation or commitment to purchase any of the Tokens.

Proceeds from the sale of the Tokens will be not held in a non-interest bearing escrow account, pursuant to Rule 15c2-4 of the Exchange Act for non-contingent sales.  The Offering will remain open until the earlier of: (i) the one-year anniversary of the commencement of the Offering, (ii) the date the Company receives the Maximum Offering Amount and (iii) the date the Offering is terminated by the Company.

Our officers and directors may participate in the sales process for the Offering.  We will not pay any commission or remuneration to the Company’s directors or officers for any sales efforts they may make.  Sales of our Tokens to investors sourced by our officers and directors may be made net of some or all selling commissions; however, the Placement Agent may remain entitled to receive the entirety of their Placement Agent Fees, with respect to any sale of Tokens to an investor sourced by our officers and directors, depending on the terms of the Placement Agent Agreement.  All sales must be made through our website, our Placement Agent, a registered broker-dealer participating in this offering or through a Title IV Platform.

In directly sourcing investors, our officers and directors will rely on Rule 3a4-1 of the Exchange Act, Associated Persons of an Issuer Deemed not to be Brokers.  The applicable portions of the rule state that associated persons of an issuer, which include natural persons who are officers, directors, partners or employees of the issuer and its affiliates, shall not be deemed brokers if such persons (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities:  (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction.

We intend to offer our Tokens in all U.S. states. We intend to take the necessary regulatory steps to register or qualify us or our agents to offer our Tokens in such states and will not offer or sell in those states unless we are able to register or qualify.

Distributor Compensation

Compensation for Title IV Platforms, the Placement Agent and Participating Dealers (each a “Distributor” and collectively, the “Distributors”) will receive selling commissions as determined by each individual agreement.

Set forth below are tables indicating the estimated cash compensation and expenses that will be paid in connection with the offering to our distributors, both for $0.00 of proceeds and for the maximum offering amount.

Proceeds up to $0.00

	Per Token	Total
Offering:
Price to public	$ 0.00	$ 0.00
Less selling commissions	$ 0.00	$ 0.00
Less Distributor Fees	$ 0.00	$ 0.00
Less Accountable Expense Reimbursements	$ 0.00	$ 0.00
Less Non-Accountable Expense Reimbursements	$ 0.00	$ 0.00
Remaining Proceeds	$ 0.00	$ 0.00

Maximum Offering Amount ($50,000,000.00)

	Per Token	Total
Offering:
Price to public	$ 0.50	$ 50,000,000.00
Less selling commissions	$ 0.035	$ 3,510,000.00
Less Distributor Fees	$ 0.00	$ 0.00
Less Accountable Expense Reimbursements	$ 0.00	$ 0.00
Less Non-Accountable Expense Reimbursements	$ 0.00	$ 0.00
Remaining Proceeds	$ 0.46	$ 46,490,000.00

The amounts shown in the tables above assume we sell all of the Tokens offered hereby and that all of the Tokens are sold in our offering through the distribution channel with the highest possible compensation.

We have agreed to indemnify our Title IV Platforms, Placement Agent, Participating Dealers and selected registered investment advisors, against certain liabilities arising under the Securities Act.  However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Discounts for Tokens Purchased by Certain Persons

We may pay reduced or no selling commissions in connection with the sale of Tokens sold in this Offering to:

●registered principals or representatives of our dealer-manager or a participating broker (and immediate family members of any of the foregoing persons);

●our employees, officers and directors or those of our manager, or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons), any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

●clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer); or

●persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

●persons investing directly on the Title IV Platform.

●persons investing directly with the Company through its website.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption.  In addition, Participating Dealers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions may elect not to accept all or a portion of such compensation.  In that event, such Securities will be sold to the investor at a per Security purchase price, net of all or a portion of selling commissions, if applicable.

Either through this offering or subsequently on any secondary market, affiliates of our Company may buy Tokens if and when they choose.  There are no restrictions to these purchases.  Affiliated purchasers will have rights on parity with all other purchasers in this offering.

How to Invest

Indications of Interest

Upon qualification of this Offering by the SEC, prospective investors who have submitted non-binding indications of interest on our website will be given the opportunity to confirm that they would like to subscribe to our Offering. Each prospective investor will receive a message from the Company indicating:

●the Offering if open for investment;

●the investor may convert their reservation into an investment;

●the investor may view the Offering on our website; and

●if the investor is still interested in investing, they need to click on the “Invest Now” button at the top of our webpage Connectx.com.

Our website will have a link to the SEC HTML qualified version of this Offering Circular. The “Invest Now” button on our website will take prospective investors to our subscription agreement for completion and submission for us to review.

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form filed as an exhibit to the Offering Statement of which this Offering Circular is a part.  The subscription agreement is available from your registered representative or financial adviser, the Placement Agent, Title IV Platform or on our website at Connectx.com.  Payment of the subscription purchase price may be made by ACH transfer, wire, credit card, debit card, Bitcoin or ether in accordance with the instructions in the subscription agreement.  We anticipate that we will hold closings for purchases of the Tokens on a semi-monthly or monthly basis, as further described below under “-Closings.”

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Securities does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person.  By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular and you are purchasing the Tokens for your own account.

Delivery and Form

All Tokens will be issued to investors as ERC-20 compliant smart contracts on the Ethereum blockchain, which is a secured distributed ledger system using technology which records the ownership and transfer of Tokens. Tokens will be issued into your crypto-wallet. Subscribers must obtain an ERC-20 compatible crypto-wallet prior to submission of the subscription purchase price.

A private key, or a combination of private keys, is necessary to control and dispose of Tokens stored in your crypto-wallet. Accordingly, loss of the private key(s) associated with your crypto-wallet will result in loss of your Tokens. Moreover, any third party that gains access to such private key(s), including by gaining access to the login credentials of a hosted wallet service you use, may be able to misappropriate your Tokens.

Closings

We intend to hold the first closing of the Offering on or January, 2019. Thereafter, we expect to hold closings for the Offering on a “rolling” semi-monthly or monthly basis. Therefore, not all investors will receive their Tokens at the same time.

Funds will not be held with an escrow agent, in compliance with Exchange Act Rule 15c2-4 for non-contingent receipt of security-sale consideration.

Investment Limitations

Generally, unless you are an accredited investor, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income and net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

USE OF PROCEEDS

The table below shows the net proceeds the company would receive from this offering assuming the sale of the Minimum Offering Amount, 25%, 50%, 75% and 100% of the Tokens that we are offering. There is no guarantee that we will be successful in selling any of the Tokens we are offering.

	Minimum Offering Amount	25%	50%	75%	100%
Number of Tokens sold	0	25,000,000	50,000,000	75,000,000	100,000,000
Gross proceeds	$0.00	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Sales commissions	$0.00	$877,500	$1,755,000	$2,632,500	$3,510,000
Offering expenses payable by the Company	$0.00	$0.00	$0.00	$0.00	$0.00
Net Proceeds to the Company	$0.00	$11,622,500	$23,245,000	$34,867,500	$46,490,000

The table below sets forth the manner in which the company intends to use the net proceeds it receives from this offering, assuming the sale of the Minimum Offering Amount, 25%, 50%, 75% and 100% of the Tokens that we are offering.   All amounts listed below are estimates.

	Minimum Offering Amount ($0.00)	25% ($12.5M)	50% ($25.0M)	75% ($37.5M)	100% ($50.0M)
Rent, utilities and overhead	$0.00	$500,000	$1,000,000	$1,500,000	$2,000,000
Miscellaneous expenses (including legal, public relations, and other vendor expenses)	$0.00	$125,000	$250,000	$375,000	$500,000

Working capital	$0.00	$11,447,500	$22,895,000	$34.342,500	$45,790,000

The Company reserves the right to change the above use of proceeds if management believes it is in the best interest of the company.

The allocation of the net proceeds of the Offering set forth above represents the Company’s estimates based upon its current plans, assumptions it has made regarding the industry and general economic conditions and its future revenues (if any) and expenditures.

Expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of the Company’s management, who will have broad discretion regarding the application of the proceeds from this Offering. The amounts and timing of the Company’s actual expenditures will depend upon numerous factors, including market conditions, cash generated by the Company’s operations (if any), business developments and the rate of the Company’s growth. The Company may find it necessary or advisable to use portions of the proceeds from this Offering for other purposes.

If the Company does not raise the entire amount it is seeking, then the Company may attempt to raise additional funds through additional offerings of its securities or by borrowing funds. The Company does not have any committed sources of financing.

DESCRIPTION OF BUSINESS

Abstract

The Internet wasn’t built with security in mind.  Security has always been an afterthought with one solution after another trying to plug the holes.  Internet security is cumbersome, expensive and ineffective.  Companies and governments have dealt with repeated and horrific data breaches of high value and sensitive information.

This details ConnectX's next generation transmission and storage technology that completely eliminates the use of the Internet.  This “Internet-less”, private network will be used by the cryptocurrency community to store valuable information like digital wallets and private keys.  ConnectX is deploying this new network for digital wallets and storage of private keys, which is above government-level security.  We will leverage the cost reductions in the space industry to launch a constellation of small satellites in low earth orbit.  This is the least expensive way to deploy new infrastructure but also has other advantages such as lower operating costs and the network cannot be physically accessed. This is the secure platform needed to support and protect private keys and digital wallets.

Problem

The most valuable asset a company or individual has is data.  Protecting that data is challenging.  Data breaches of private and sensitive information are increasing at an alarming rate.  The number of U.S. data breaches in 2016 reached a record high of 1,093, up 40% from 2015 of 780.1

The financial sector leads in overall breaches at 45%. Social Security Numbers are also a high value target because of their identity theft value with more than 50% of data breaches that compromised SSN’s in 2016.

Any enterprise data storage solution has to store, manage, protect and provide access to data in order to support their business. As companies become more distributed and corporate data grows exponentially, demands multiply.

Large enterprises believe it is too risky to let Cloud Service Providers handle their business-critical and personally identifiable information (PII) of their customers.  The type of information that companies and individuals lose to criminal hackers are names, addresses, phone numbers, social security numbers, medical records, tax information, passwords and credit card numbers.  The amount of customer records stolen by hackers is staggering:

·   Yahoo!:  1.5 billion records in 2016.

·   Scottrade:  4.6 million records in 2015.

1 Identity Theft Resource Center.  “Data Breaches Increase 40 percent in 2016, Finds New Report from Identity Theft Resource Center and CyberScout.”  January 19, 2017

·   T-Mobile via Experian:  15 million records in 2015.

·   TJ Maxx:  45.7 million records in 2007.

·   Home Depot:  53 million records in 2014.

·   Sony:  77 million records in 2011.

·   Anthem Insurance:  80 million records in 2015.

·   U.S. Government (Office of Personnel Management):  21.5 million records in 2015.

·   JP Morgan Chase:  83 million records in 2013.

·   AOL:  92 million records in 2007.

·   LinkedIn:  100 million records in 2016.

·   Target:  110 million records in 2013.

·   Equifax:  143 million records in 2017.

·   UBER:  57 million records in 2017.

·   eBay:  145 million records in 20142

In cloud computing, users and customers do not have control over their personal data or the ability to audit or change the processes and policies that affect them.  The server and data you are accessing belonging to you could be in another state or country under their legal and jurisdictional control.

Decentralized Crypto-Storage

The introduction of decentralized storage using blockchain technology like STORJ or IPFS have their benefits.  These systems provide incentives for people to lease unused data storage space on their personal computers to the highest bidder.  This is a less expensive way for certain types of data to be stored like unimportant personal files and web content.  However, even though decentralized storage is encrypted, consumers and enterprises with very sensitive, high value information will not want to store this on individual computers around the world.

Data Security Problems

When enterprises, governments and individuals lose data, they lose money.  What are the risks?

MALWARE:  Hostile software designed to cause harm, steal data or shut down devices and servers.

INTERNET OF THINGS:  Increasingly connected devices offer many more entry points in to information.  IoT will be a part of every industry but it hasn’t been designed with security in mind.

CYBER ESPIONAGE:  The next world war will be fought on a keyboard.

CYBER THEFT/FRAUD:  Stealing financial information/identity is nothing new but opportunities for theft will increase as new ways for paying for goods evolve like mobile payments and digital currency.

INSECURE PASSWORDS:  Easy-to-crack passwords are still a big risk and high-profile attacks will continue.  Password recovery is flawed as security questions can easily be guessed based on information online.

ONE THING IN COMMON:  INTERNET CONNECTIVITY.

Commercialization of Space and Small Satellites

Commercial operations in space have occurred for decades. The biggest example is communication satellites which provide a wide range of services such as telecommunications, data communications such as internet, TV broadcasts, etc.

2 USAtoday.com, “Equifax breach:  Is it the biggest data breach?”  September 7, 2017

It is projected in 2017, 449 small satellites (nano/microsatallites) will be launched, an increase of 510% over 20163. Thousands of commercial small satellites (101-500kg) are planned for launch over the next 15 years. Recent multi-million and multi-billion dollar investments in various ventures confirm the commercial sector’s continued interest in the small satellite industry.4

The frequency and lower cost of small satellite launches means that the playing field in the satellite industry is leveling.  It is enabling new companies to solve the world’s biggest problems.  Most importantly, a company like ConnectX could go from start up to dominate market position using small satellites to securely store high value data ‘off-planet’.  The first to do this in the new era of satellites will dominate the growing cryptocurrency market and the $86.4B cyber security market.5

Current State of Satellite Deployments

Despite the democratization of space, satellites still must operate under limited power and are severely restricted by data transmissions speeds.  Satellite companies overcome these issues by making larger, more expensive satellites capable of generating more power and data transmission throughput.  SpaceX, as an example, is providing global Internet with an estimated 11,000 satellites, each weighing 650 pounds and the size of a car.  This will be at a cost of $5-10 billion over the next 5-6 years.  However, ConnectX is not doing this.  We will be taking advantage of the innovations and price reductions happening now in the satellite industry to launch smaller, less expensive satellites with the ConnectX-VPN technology in Low Earth Orbit.

Satellites, because they are still connected to the Internet, are subject to a variety of hacks that access the data, the communications, that render the satellite node inoperable or that take control of the satellite itself.

CubeSat 3U Satellite similar to what ConnectX will be launching.

Data in Satellites

This is something that is already being done.  Satellites are computers that process information, store, transmit and receive data to and from earth.  ConnectX is leveraging smaller, less expensive satellites to deploy new

3 www.nansats.eu  Database of Nanosatellites.  Nanosatellites by announced launch years.

4 In 2015, SpaceX and OneWeb confirmed plans to pursue large constellations of 4,025 and 648 satellites, respectively.  Both companies have secured significant funding and launch schedules.

5 Gartner (via TechCrunch.com).  Global cybersecurity spending to grow 7% to $86.4B in 2017, says Gartner.  August 16, 2017 infrastructure that is more secure and less expensive.  However, there are technology challenges to overcome.  Should a galactic event occur (like a solar flare) or a satellite becomes inoperable, the ConnectX system needs to be able to recover so that no data is lost and communication is not interrupted.  ConnectX has intellectual property on how the system geospatially distributes and replicates information in the satellite constellation to prevent this from occurring.  A ConnectX team member was the inventor and architect of the first satellite mesh network for the U.S. Army.  He has designed the system to be self-healing, messages are rerouted during communication failures and nodes automatically replicate and distribute data should there be issues.  A secondary group of satellites flying at a higher orbital altitude will provide another data backup.  These backup satellite nodes will also fly in to position to replace inoperable satellites in the main constellation.

Why Space?

Less Cost.  More Security.  Global Accessibility.

Any data storage connected to the Internet is still very susceptible to information security attacks:  Equifax, Sony, Target, Anthem and the U.S. Government have all experienced significant security breaches.  Through the use of proprietary and patented technology, ConnectX will have a system with security not yet seen in the market.  We are deploying new data transmission based on symbolic structures rather than binary code, providing an order of magnitude increase in security.

From a security perspective, no one can physically access our system.  We eliminate the use of the Internet and provide accessibility anywhere.

Space also gives ConnectX an unfair advantage.  Economically, we do not have to pay for real estate, electricity, cooling, staff or security.  Because satellites are now much less expensive, this has now become a cost effective way to deploy a new network.

Our Solution

ConnectX was formed to deploy a proprietary data transmission and storage technology (“CONNECTX-VPN”) which will be deployed in the first space-based distributed data storage network designed to provide an unparalleled level of security for individuals, enterprises, financial and public sector customers.

ConnectX is developing a proprietary multimode virtual private network (VPN) that operates over low earth orbit (LEO) networks such as Iridium, Globalstar multimode system and existing mobile-cellular public land mobile networks (PLMN) like GSM and CDMA.

The entire global ConnectX transaction network will not utilize the Internet in any way.  This insures protection from hackers and malware.  Your identity, credit file, medical records, sensitive documents etc. in addition to your digital currency wallet will all be stored in the most secure system in the world!

The network is designed to support transactions that support our specialized data services that will only be accessible using the ConnectX digital currency hardware wallet.  The hardware wallet, called S1W, is a customized data only terrestrial and satellite communication multimode handset.

Proven, Deployed and Commercialized Technology

An early form of this network topology and modulation methods was distributed throughout Australia, Indonesia and Malaysia. The network provided wireless financial transaction services at enterprise locations.  However, it only used a land-based network.  The network was never hacked, and the ATM machines using this protocol were never compromised.

ConnectX will deploy fully isolated, distributed network operation centers (NOC) and application service points (ASP) that are designed to provide an unparalleled level of security, performance and ultimately, cost savings to individuals, enterprises, financial, health care and public sector customers.

The Technology

Current transmission technologies are built for a binary environment which is a tremendous security issue. ConnectX is developing transmission technology that is more secure because the network is not connected to the Internet and transmits high value information in a much different way than the way Internet enable devices do. We expect that these advancements will drive substantial security advantages for our satellite and server data storage network.

How it works

Customers pay for our service with “ConnectX Coins” (digital currency) depending on the amount of data and level of security required.  We will also charge a 1% transaction fee.

Our deployment will be done in the following 3 phases with different ways our customers can access the system:

Phase 1 (Secure):  Customers will download our ConnectX mobile app allowing secure access to our servers over the Internet.  They will then be able to store their wallets in our secure ground-based system.  The mobile app uses current state of the art security.

Phase 2 (More Secure):  ConnectX will release a hardware device also called S1W that will communicate with our secure servers using the ConnectX-VPN transmission technology.  This eliminates the use of the Internet.

Phase 3 (Most Secure):  ConnectX will launch satellites which will store your digital currency wallets and private keys.  The S1W hardware device will use the same ConnectX-VPN symbol transmission technology directly connecting to our satellites.  This not only eliminates the use of the Internet but your wallet cannot be physically accessed.

Infrastructure Components

Prior to the satellite launch and hardware availability, ConnectX customers will be able to store high value data in our terrestrial-based secure system.

The ConnectX satellite system will consist of:

ConnectX S1W Hardware Device – Device that connects directly to the terrestrial network and the ConnectX satellite system.  This uses the ConnectX-VPN symbol data transmission technology with no connection to the Internet.  This device eliminates the use of the Internet entirely.

As the ground-based solution is operational, we will be deploying our satellites that will store digital currency wallets and private keys.  This is the number of satellites required to achieve the following:

12 Satellites:  Completes one orbital ring giving 24/7 access.

108 Satellites:  Global Accessibility and 24/7 access.

ConnectX Advantages/Unique Value Proposition

- Game-changing data storage and transmission technology.

- Unparalleled information security advantage enabled by CONNECTX-VPN technology.

- Space gives us drastically lower operating costs and energy consumption.

- Physical access is prohibitive and there are no cross-border legal or jurisdictional issues.

- Eliminates the use of the Internet.

Market Trends

Cryptocurrency:  It is becoming common that blockchain companies can issue their own digital currencies.  This is an important part of the solution for ConnectX as it allows our customers to make easy, frictionless payments for our data storage and commodity trading transaction fees.

Satellites:  No longer is it large companies and governments that can launch satellites.  College students and startup companies are now launching less expensive and smaller satellites called Cube Sats (10cm cubes).  This means that the playing field in the satellite industry is leveling.  For ConnectX, this provides a network that cannot be physically accessed and a much more cost effective way of deploying new network technology.

The Blockchain:  The global market capitalization of bitcoin supply in circulation, as calculated by the daily average market price across major exchanges, was $252 billion at the start of 2018, up from $16.5 billion at the start of 2017 and $6.4 billion at the start of 2016, according to Blockchain Luxembourg.  On February 4, 2018 the total market capitalization of all 1512 crypto assets reported across 8569 markets, according to CoinMarketCap, was $392.8 billion, with BTC dominance at 35.3%.

Current blockchain technology has limitations in scalability, security and is resource intensive.  ConnectX will be deploying a “blockchain-less” immutable ledger within our ground and satellite network that solves these problems.

Cyber Security:  Data security is a $86.4B per year market with breaches on the rise.  Financial transactions, digital wallets and private keys will increasingly become the target for hackers.

Challenges		Existing Solutions	ConnectX Enabled Satellite Nodes
Information Security and Consumer Privacy	Increasing digitization and automation of more devices across different areas of modern urban environments.	The number of U.S. data breaches hit a record high of 1,093 in 2016, exposing more than 85M records.[6]	Level of security not yet seen in the market by eliminating the use of the Internet.
Security (physical)	Focus on protection from man-made and natural disasters.	Limited access, isolated bunkers, surveillance, etc.	Satellite nodes that cannot be physical accessed.
Enterprise Storage Management	Data growth increases security complexity and impacts availability requirements; demand for more storage capacity	The incorporation of more data into traditional IT has proven more difficult than anyone expected.	Unparalleled data security.

Energy Efficiency	Rising energy prices and energy consumption	Account for 70% of operating costs; 1 data centers energy use can equal that of 180,000 homes	Cooling is a non-issue and power is generated by solar panels at no metered cost.

CONNECTX’S MISSION

To store every cryptocurrency wallet and private key in our system.

Blockchains:  Public vs. Private vs. Autonomous Satellites

6 Bloomberg.com. “2016 Was a Record Year for Data Breaches.”  January 19, 2017

Blockchains are accounting ledgers that cannot be changed and are shared by many people and computers that have a method of agreeing on new transactions.

There is an ongoing debate on whether it is better to have a private blockchain or one that is open and shared with the public.

The advantages of PRIVATE blockchains are:

1.    The consortium or company running the private blockchain can, if needed, make changes if something goes wrong, change the rules of the blockchain or revert transactions.  However, this could be viewed as a disadvantage as the company in control “is in control”.

2.    The computers and people validating the transactions are known so an attack on the ledger by a group or majority of validators does not apply.

3.    In general, you remove a number of attack scenarios by keeping the network/blockchain private.

4.    Transactions are less expensive since fewer nodes need to verify transactions.  Private blockchains use much less computing and electrical power than their public blockchain counterparts.

5.    Nodes can be trusted in a private blockchain/network.

6.    Private blockchains have a high degree of privacy and provide greater scalability.

The advantages of PUBLIC blockchains are:

1.    Promotes freedom, neutrality and openness.

2.    Public blockchains provide a way to protect the users of a cryptocurrency from the developers by restricting what the developers can do to the blockchain.t

3.    Because public blockchains are open, they are likely to gain from the network effect.

4.    Everyone can see every transaction.  However, this could be argued as an issue for some users who prefer privacy.7

The ConnectX satellite constellation which is a private blockchain run by autonomous satellites brings to the market most of the advantages of both PUBLIC and PRIVATE blockchains.  It has the following characteristics and advantages:

1.    Satellites, acting independently, running a blockchain do not have a company which could “take control” of the ledger.

2.    There are no “miners” that could team up to commit a 51% attack.  A 51% attack is where someone or some entity gain control of 51% or more of the computers in the blockchain network and are able to change the ledger and transactions.

3.    Each node is trusted as it only talks to others in the closed, private network which eliminates the use of the Internet.  This removes attacks from untrusted nodes and Sybil attacks, etc.  A Sybil attack is when a computer or node in a network is used to falsify multiple identities in attempt to cheat or hack the system.

4.    Because it is private, there are fewer nodes lowering the need for large amounts of computing and electricity, increasing scalability.

5.    The satellite nodes that execute on the ledger and are neutral.

Applications

7 Blog.Ethereum.Org. “On Public and Private Blockchains”  by Vitalik Buterin, founder of Ethereum.

The ConnectX system will attract a segment of the marketplace that performs very large transactions that can take a long time with lots of people involved, privacy and security are paramount and where the parties in the transaction don’t trust each other.

International Commodity Trading on the Ethereum Blockchain that reduces costs of 15%-50% down to 1% by eliminating traders and brokers.

www.Exportly.io

Market:  Trading goods between countries is a $12-15 Trillion per year market.

The Exportly Solution:

We believe Exportly will reinvent international commodity trading.

Buyers and suppliers will interface with the system through a highly secure mobile app and website.

Buyers will upload the executed contract with their supplier.

The Exportly system will act as the intermediary and authenticate all documents of the transaction removing the people needed and shortening the time it takes to perform the transaction.  These documents include the proof of funds, proof of product, proof of insurance and the bill of lading.

All traders and brokers are removed from the process.

Revenue Model:  A 1% transaction fee will per charged per transaction.

S1W Secure Digital Wallet and Private Key Storage:  This is a product module built for use with the Exportly product module but is also a standalone application.  Vital to Exportly will be the ability for customers to store their digital currency wallets and other financial and document information related to the international commodity transaction (private key which provides access to documents, their identity in the system and transaction information).

ConnectX coin sale participants will also use this application to store their digital wallets and purchase ConnectX coins.

S1W can also be used to store any private keys that provide access to your identity and sensitive or classified information.

Operating Plan and Path to Commercialization

	Phase I	Phase II	Phase III	Phase IV
Financing	$7M	$13M	$20M	$180M

Milestones

·   Completion of middleware database development and satellite blockchain ledger software.

·   Fly our satellite payload in high altitude balloons to demonstrate the system working in space.

·   CONNECTX-VPN transmission prototype is in place and proven in terrestrial environment and space

·   Exportly Product Module released on terrestrial blockchain and generates revenue.  S1W Storage solution is released.

·   3 satellites launched to demonstrate one orbital ring with 9 connected nodes on earth to the 3 in orbit.

·   Commence sales and marketing initiative

·   CONNECTX-VPN transmission is further proven in space environment

·   Data is sent, received and stored in our satellites via our ground stations from our network operation centers.

·   Launch of the remaining 9 earth connected nodes to complete one orbital ring with 1 ground station, 24x7 access and data entirely off-planet.

·   Continue sales and marketing initiative

·   Commence licensing program of the chip/device for transmission and storage technology connecting to the ConnectX satellite constellation.

·   Release of the S1W device which connects directly to our satellites.

· Commence rollout of remaining satellites to complete global 108+ satellite distributed network. · Continue satellite rollout. · Continue sales and marketing initiative. · Continue licensing program.

Developing Partnerships

Zero2Infinity – High Altitude Balloon launches to test satellite payloads prior to satellite launches.  With their system, we are able to test our payloads at 30 Kilometers/100,000 feet at a fraction of the cost of satellite launches.

Cannae – Propellant-LESS engine for satellites.  With this technology, we do not need to include propellant in our satellites to keep them “on station” (in a specific orbit).  This extends the life of each satellite node, lowers the initial altitude during launch and allows us to change the satellites orbit altitude during operation.

Spacecraft Manufacturer – We have partnered with a well-known small satellite manufacturer and can release this information under NDA.

Launch Provider – Depending on the pricing and launch location of the various providers, we will choose the best option in time to share the rocket payload to deploy our satellites in incremental steps.

Description of our Security Tokens

The Tokens are investment contracts.

The Tokens will be issued in a minimum amount of $1000 and in increments of $0.01 thereafter

We intend for the Tokens to be ERC20 compliant, enabling the secondary market purchase and sale of ConnectX coins through standard, compliant exchanges. Through an extension to ERC20, we anticipate that the Tokens will provide for the payment of distributions in Ether within the Ethereum blockchain to the holder of the Token without compromising liquidity.

The Tokens are not intended to be or represent an interest in any monetary value, to serve as a medium of exchange, or to otherwise function as currency or as a substitute for currency or an equity interest in the Company.

Information and Reporting Rights

Investors will not receive and will not be entitled to information or reports from the Company, except as required under Regulation A+ Tier 2.

Voting Rights

Unlike common equity or any preferred equity that may be issued by the Company, the Tokens will not provide voting rights, including the right to elect members of the board of directors of the Company or voting on other matters that may be submitted to stockholders for a vote.

Distribution Rights

Distribution payments will be declared and paid when and as determined by the Company’s board of directors. Any amounts that the Company’s board of directors determines are reasonably necessary to pay expenses related to the Platform, fund the Company’s investments in the Platform and create reserves for the Company’s obligations and activities related to the Platform will reduce the amount of cash available for distribution. The Company will distribute 50% of the profits from the Platform to holders of the Tokens.

Prior Issuances

In January, 2018, the Company entered into four separate Simple Agreements for Future Tokens (“SAFTs”) pursuant to Regulation S with three non-US individual purchasers (“Purchasers”). Under the SAFTs, the Company agreed to issue a total of 28,888,892 tokens (corresponding to 1,200,000 SAFT units) to the Purchasers upon network launch for a total price of $1,200,000 (or an average price of $.04 per token), or to refund the purchase price at the end of ten calendar years. None of the Purchasers is a US person and the transactions underlying the Agreement were carried out outside the US. As of the date of this circular, the network has not been launched, and accordingly, no tokens have been issued pursuant to the Regulation S SAFTs.

DESCRIPTION OF COMPANY HEADQUARTERS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular.  This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties.  Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements and Other Disclosures” and elsewhere in this Offering Circular.  Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following are our directors and executive officers:

The success of the Company is dependent upon the services and expertise of existing management and key advisors/consultants. At present, Lance Parker is the CEO Of the company, with Chris LaDue acting as Chief Inventor and CTO. The following table sets forth the name and position of each of our current executive officers, directors and advisors/consultants key to executing the Company’s business plan.

Name	Age	Position
Lance Parker	48	Founder, CEO and Director
Chris LaDue	66	Chief Inventor, CTO & Cofounder

Lance Parker – Founder, CEO, President and Chairman. Mr. Parker brings two decades of technology expertise in areas of business intelligence, data warehousing and unstructured data analysis, and owns several patents in mobile, security, communications and satellite systems.  Mr. Parker has held senior sales positions with Computer Associates, Microstrategy, Kana and Attensity. In 2008, he founded iTag, a mobile security company, which grew to 50,000 users and won the CTIA Technology award. As a byproduct of Mr. Parker’s expertise and background inventing technologies, Vint Cerf, the inventor of the Internet, selected him to be on an industry panel for the interplanetary work at NASA. Mr. Parker studied at Embry Riddle Aeronautical University from 1988 to 1990.  He, then, earned an economics degree at George Mason University in 1996.

Chris LaDue – Cofounder, CTO & Chief Inventor. Mr. LaDue is the inventor of numerous successfully commercialized technologies. He is an internationally recognized inventor with over 60 registered patents. Mr. LaDue’s areas of expertise include theoretical and applied physics, telecommunications, symbolic structures in human and machine language constructs, fractal communication logic, system self-adaptation and continuum electro-mechanical systems. His patents contain hundreds of inventions that relate to communication systems, electro-mechanical protocols and systems, virtual communication network solutions, satellite and terrestrial telecommunications technology, artificial intelligence and virtual reality systems. Chris is dedicated to the development of new technological paradigms that relate to sustainable technologies, embedded electrical grid telecommunications, virtual reality systems as applied to network management, video game engines, and novel forms of symbolic language coding.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Lance Parker, CEO: $150,000 annual salary

Chris LaDue, CTO: $120,000 annual salary

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The Company is a corporation organized under the laws of the State of Delaware.

Token Pre-Sales Agreements

None.

Beneficial Ownership of Common Stock of the Company

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Circular.  For purposes of computing the percentage of the Parent Company’s outstanding voting shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o #.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Lance Parker	2,000,000 shares	75%
Common Stock	Chris La Due	5,333,333.33 shares	20%
Common Stock		shares	0%

The Board of Directors of the Company granted restricted stock to each of its directors and executive officers.  The shares restricted stock granted to the directors generally vest at a period of 48 months.  The shares of restricted stock granted to the Parent Company’s executive officers generally vest at a period of 48 months beginning on the first anniversary of the date of grant.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

From time to time the Company may engage in transactions with Related Persons. “Related Persons” are defined as any director or officer of the Parent Company or the Company; any person who is the beneficial owner of 20 percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any family member of any of the foregoing persons or an entity controlled by any such person or persons. In addition, from time to time the Parent Company or the Company may enter into transactions or relationships which may give rise to a conflict of interest with the Parent Company or the Company, their operations and their stockholders or members (“Conflicts of Interest”).

The Company’s transactions with Related Persons and Conflicts of Interest are set forth below:

Services and Licensing Agreement

Prior to the first closing, the Company will enter into a Services and Licensing Agreement “” with the Parent Company, pursuant to which the Parent Company will provide services to the Company such as Platform development, administration, sales and marketing and operational support and will license to the Company the intellectual property owned by the Parent that is necessary for the development and operation of the Platform.

SECURITIES BEING OFFERED

The Tokens are investment contracts.

The Tokens will be issued in a minimum amount of $1000 and in increments of $0.01 thereafter

We intend for the Tokens to be ERC20 compliant, enabling the secondary market purchase and sale of ConnectX coins through standard, compliant exchanges. Through an extension to ERC20, we anticipate that the Tokens will provide for the payment of distributions in Ether within the Ethereum blockchain to the holder of the Token without compromising liquidity.

The Tokens are not intended to be or represent an interest in any monetary value, to serve as a medium of exchange, or to otherwise function as currency or as a substitute for currency or an equity interest in the Company.

Information and Reporting Rights

Investors will not receive and will not be entitled to information or reports from the Company, except as required under Regulation A+ Tier 2.

Voting Rights

Unlike common equity or any preferred equity that may be issued by the Company, the Tokens will not provide voting rights, including the right to elect members of the board of directors of the Company or voting on other matters that may be submitted to stockholders for a vote.

Distribution Rights

Distribution payments will be declared and paid when and as determined by the Company’s board of directors. Any amounts that the Company’s board of directors determines are reasonably necessary to pay expenses related to the Platform, fund the Company’s investments in the Platform and create reserves for the Company’s obligations and activities related to the Platform will reduce the amount of cash available for distribution. The Company will distribute 50% of the profits from the Platform to holders of the Tokens.

Company Redemption Right

The Company intends for the Tokens to be subject to a redemption right in favor of the Company. The redemption right may be exercised by the Company only upon the approval of the token holders holding a majority of the tokens then outstanding, excluding any tokens held by the Company, a potential acquirer of the Company if the redemption right is exercised as part of a Company Sale, or any of their respective affiliates.

The Company, or a potential acquirer if the redemption right is exercised as part of a Company Sale, will offer a redemption price for the Tokens to each Token holder. If the holders representing at least a majority of the Tokens accept the purchase offer for the Tokens as described above, then the redemption price will be distributed to the Token holders and all Tokens will be extinguished.

Right to Receive Liquidation Distributions

In the event of the liquidation, dissolution, or winding up of the Company, or the occurrence of any other liquidation transaction other than a Company Sale (as defined below), we intend that the holders of all security tokens issued by the Company, including the Tokens, will share ratably in approximately 50% of the Net Asset Amount (as defined below).  The holders of common stock of the Company will be entitled to the remainder of the Net Asset Amount. “Net Asset Amount” means assets legally available for distribution to the holders of Tokens and stockholders of the Company after the payment of all the Company’s debts and other liabilities. The Company’s obligations to pay a portion of the Net Asset Amount to the holders of the Token will be a contractual obligation and not an obligation pursuant to the Delaware General Corporation Law.

The Company may issue additional tokens in the future that relate to different business lines or products. All security tokens issued by the Company, including the Tokens, will share ratably in this liquidation distribution.

Pre-emptive Rights

The Tokens will not provide any preemptive provisions, rights to purchase future securities issued by the Company, or similar rights.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

Set forth below is a discussion, in summary form, of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Tokens. This summary does not attempt to present all aspects of the U.S. federal income tax laws or any state, local or foreign laws that may affect an investment in Tokens. In particular, foreign investors, financial institutions, insurance companies, tax-exempt entities, investors subject to the alternative minimum tax and other investors of special status must consult with their own professional tax advisors regarding a prospective investment in the Fund. This summary is by nature general in nature and should not be construed as tax advice to any prospective investor. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS will agree with the tax consequences described in this summary. The following discussion assumes that each prospective Investor will acquire Tokens as a capital asset (generally, property held for investment).

This description is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion is limited to prospective investors who are “United States persons” within the meaning of Section 7701(a)(30) of the Code.

Each prospective Investor should consult with its own tax adviser in order to fully understand the United States federal, state, local and foreign income tax consequences of an investment in Tokens. No formal or legal tax advice is hereby given to any prospective Investor.

Transactions involving Initial Coin Offerings (“ICOs”) and Token transactions are relatively new and it is likely that the IRS will issue guidance, possibly with retroactive effect, impacting the taxation of participants in an ICO and holders of Tokens. Future tax guidance from the IRS (or guidance resulting from future judicial decisions) could negatively impact holders of Tokens.

Tax Treatment of Tokens and the Company

There are no cases, Treasury Regulations, revenue rulings or other binding authorities that directly address the U.S. federal income tax characterization of Tokens, or of securities with terms substantially the same as those of Tokens. In the absence of guidance, the Company intends to treat the Tokens as equity interests in the Company, and to file information returns with the IRS reporting income with respect to Tokens consistently with that treatment. However, the proper U.S. tax characterization of Tokens is uncertain, and therefore it is uncertain whether such treatment of Tokens would be proper. Other U.S. federal income tax characterizations of and methods of reporting payments on Tokens are possible, which, if they applied, could materially adversely affect the amount, timing and character of income or loss that is properly reportable with respect to the Tokens as compared to the method reported by the Company. In general, a U.S. taxpayer may rely only on formal written opinions meeting specific regulatory requirements in order to avoid imposition of U.S. federal tax penalties. This summary does not meet those requirements. Therefore, if an alternative treatment of Tokens applied, an Investor could be subject to U.S. federal tax penalties unless the Investor obtained appropriate opinions from its own tax advisor and/or met certain other requirements.

Because of the uncertainty of treatment of income and loss in respect of Tokens, prospective investors are urged to consult their own tax advisors as to the proper classification and reporting of income and loss with respect to Tokens for U.S. federal income tax purposes.

As a Delaware corporation, the Company expects to be treated as a C corporation for U.S. federal income tax purposes. As such, the Company will be subject to U.S. federal corporate income tax on its net income.

Alternative U.S. Federal Tax Characterizations of Tokens

As stated above, Tokens may be properly characterized, and income and loss with respect to Tokens may be properly reported, for U.S. federal income tax purposes under a different method. For example, income and loss with respect to Tokens may be properly reported under a method analogous to the method applicable to income and loss with respect to a debt instrument.

Although an argument could be made that Tokens should be treated as debt for U.S. federal income tax purposes, we do not believe that Tokens should be so treated because amounts to be paid with respect to Tokens are entirely contingent.

Similarly, we do not believe that Tokens should be treated as notional principal contracts (i.e., swaps) because they do not provide for periodic payments based on an index and a single notional amount. However, the IRS could assert that position.

Finally, in light of the absence of relevant authorities, it may be appropriate to report income and deductions with respect to Tokens under general rules for financial instruments for which applicable Treasury Regulations do not prescribe specific rules. If Tokens are so treated, an Investor may be entitled to use a “wait-and-see” approach to recognition of income. That is, the Investor should report income when payments are made on Tokens, and probably only after the payments exceed the amount paid for the Token.

Other potential characterizations of Tokens and methods of reporting income and loss with respect to Tokens are possible. Investors are urged to consult their tax advisors regarding the potential application of these and other alternative methods of reporting income and loss with respect to Tokens.

The balance of this discussion assumes that the Tokens will be treated as equity interests in the Company.

Treatment of Token Sale

In the Offering, the Company shall issue Tokens to the Investors. Assuming the Tokens are treated as equity interests in the Company, the Company will not recognize gain or loss on the Offering for U.S. federal income tax purposes. However, if the Tokens were treated as products sold by the Company, then the Company might be required to recognize gain on the sale of Tokens. If, alternatively, the Tokens were treated as an investment contract, different tax consequences may apply to the Company and the Investors.

Treatment of Distributions on the Tokens

As noted above, we expect that the Company will be treated as a C corporation for U.S. federal income tax purposes and that the Tokens will be treated as equity of the Company. Under this characterization, distributions on the Tokens will be treated as dividends to the extent of Company earnings and profits and thereafter as a return of capital.

A variety of tax withholding regimes would apply to distributions on the Tokens. To the extent distributions on the Tokens are treated as dividends for U.S. federal income tax purposes, an Investor other than a United States person would be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

The Company anticipates that any secondary sales of Tokens will only be made through exchanges that comply with U.S. securities laws and that enable Investors to provide the appropriate tax documentation to the Company. However, to the extent the Company is not able to reliably associate payments of distributions with valid tax documentation, it will be required to withhold 30% of the gross amount of such payments and may be subject to interest and penalties for failure to do so.

Investors should note that distributions on the Tokens will be made in ether. An Investor will receive such ether with a tax basis equal to the fair market value of the ether at the time of the distribution. If an Investor subsequently disposes of the ether for a price differing from that tax basis, the Investor will recognize taxable gain on that disposition. Individual Investors may be subject to limitations on their ability to deduct any losses on such a disposition.

Disposition of Tokens

An Investor who sells, exchanges, or otherwise disposes of the Tokens for cash or other property (including pursuant to an exchange of such Tokens for convertible virtual currency) should recognize capital gain or loss in an amount equal to the difference between the fair market value of the property received in exchange for such Tokens and the investor’s adjusted tax basis in the Tokens. This capital gain may be long-term if the investor has held its Tokens for more than one year prior to disposition.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (“FATCA”), withholding may be required on certain payments to Investors (including intermediaries) who do not provide certain information to the Company or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect United States persons.  If an amount in respect of U.S. withholding tax were to be deducted or withheld from distributions on the Tokens as a result of an Investor’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the Company nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Investors may receive less in distributions than expected.  Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g. Tokens). Investors should consult their own tax advisers on how these rules may apply to payments they receive with respect to the Tokens.

EACH INVESTOR SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS OR HER TAX ADVISOR WITH RESPECT TO THEIR INVESTMENT, AND EACH INVESTOR IS RESPONSIBLE FOR THE FEES OF SUCH ADVISOR. NOTHING IN THIS MEMORANDUM IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO AN INVESTOR. INVESTORS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE COMPANY AND THAT CHANGES TO THE INTERNAL REVENUE CODE OR THE REGULATIONS OR RULINGS THEREUNDER OR COURT DECISIONS AFTER THE DATE OF THIS MEMORANDUM MAY CHANGE THE ANTICIPATED TAX TREATMENT TO AN INVESTOR. THE COMPANY WILL NOT OBTAIN ANY RULING FROM THE INTERNAL REVENUE SERVICE WITH REGARD TO THE TAX CONSEQUENCES OF AN INVESTMENT IN TOKENS.

PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH INVESTORS UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF INVESTMENTS IN THE COMPANY; AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE TAX TREATMENT OF THE TOKENS AND THE TOKEN DISTRIBUTION IS UNCERTAIN AND THERE MAY BE ADVERSE TAX CONSEQUENCES FOR INVESTORS UPON CERTAIN FUTURE EVENTS. AN INVESTMENT IN TOKENS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO INVESTORS, INCLUDING WITHHOLDING TAXES, INCOME TAXES AND TAX REPORTING REQUIREMENTS. EACH INVESTOR SHOULD CONSULT WITH AND MUST RELY UPON THE ADVICE OF ITS OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES AND NON-TAX TREATMENT OF AN INVESTMENT IN THE TOKENS.

FINANCIAL STATEMENTS

’

CONNECTX, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

CONNECTX, INC.

CONTENTS

PAGE

INDEPENDENT AUDITORS' REPORT	2

BALANCE SHEETS	3

STATEMENTS OF OPERATIONS	4

STATEMENTS OF STOCKHOLDERS' EQUITY	5

STATEMENTS OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7 - 8

INDEPENDENT AUDITORS’ REPORT

To the Management and Stockholders

of ConnectX, Inc.

We have audited the accompanying financial statements of ConnectX, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConnectX, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is considered a start-up company and has not generated revenue since its inception. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Rose, Snyder & Jacobs LLP

Encino, CA

August 21, 2018

2

CONNECTX, INC.

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

ASSETS

		2017		2016
CURRENT ASSETS
Cash		$-		$-
Accounts receivables, less allowance for doubtful accounts of $0		-		-
Prepaid expenses		-		-
TOTAL CURRENT ASSETS		-		-
PROPERTY AND EQUIPMENT, at cost		-		-
Less accumulated depreciation and amortization		-		-
NET PROPERTY AND EQUIPMENT		-		-
TOTAL ASSETS		$-		$-
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses		$11,037		$-
TOTAL CURRENT LIABILITIES		11,037		-
COMMITMENTS AND CONTINGENCIES, note 3
STOCKHOLDERS' EQUITY
Class A common stock, $0.00001 par value, 120,000,000 shares authorized, 20,000,000 and 0 shares outstanding, respectively		200		-
Class F common stock, $0.00001 par value, 75,000,000 shares authorized, 75,000,000 and 75,000,000 shares outstanding, respectively		750		750
Additional paid-in capital		2,250		1,650
Accumulated deficit		(14,237)		(2,400)

TOTAL STOCKHOLDERS' EQUITY		(11,037)		-
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$		$

See independent auditors' report

and notes to consolidated financial statements.

3

CONNECTX, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
REVENUE	$-	$-
TOTAL OPERATING EXPENSES	11,037	-
LOSS FROM OPERATIONS	(11,037)	-
OTHER INCOME (EXPENSES)
Interest income (expense), net	-	-
TOTAL OTHER INCOME (EXPENSE)	-	-
LOSS BEFORE INCOME TAX EXPENSE	(11,037)	-
INCOME TAX EXPENSE	800	800
NET LOSS	$(11,837)	$(800)

See independent auditors' report

and notes to consolidated financial statements.

4

CONNECTX, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Common A			Common F	Additional
	Stock Shares			Stock Shares	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2016	-	$-	75,000,000	$750	$850	$(1,600)	$-
Capital contribution	-	-	-	-	800	-	800
Net loss	-	-	-	-	-	(800)	(800)
Balance at December 31, 2016	-	$-	75,000,000	$750	$1,650	$(2,400)	$-
Capital contribution	20,000,000	200	-	-	600	-	800
Net loss	-	-	-	-	-	(11,837)	(11,837)
Balance at December 31, 2017	20,000,000	$200	75,000,000	$750	$2,250	$(14,237)	$(11,037)

See independent auditors' report

and notes to consolidated financial statements.

5

CONNECTX, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,837)	$(800)
Adjustments to reconcile net loss to net cash
used in operating activities:
Increase (decrease) in:
Accounts payable and accrued expenses	11,837	800
NET CASH USED IN OPERATING ACTIVITIES	-	-
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	-
NET CASH USED IN INVESTING ACTIVITIES	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions by shareholder	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-
NET INCREASE (DECREASE) IN CASH	-	-
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$-	$-
Supplementary disclosures
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-
Income tax paid by shareholder on behalf of company	$800	$800

See independent auditors' report

and notes to consolidated financial statements

6

CONNECTX, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

ConnectX, Inc. (the “Company", “ConnectX”) was incorporated in the State of Delaware in 2014 and is deploying a private satellite network to store digital currency wallets which eliminates the use of the Internet. The Company’s first product disintermediates international commodity trading and conducts the transactions using cryptocurrency.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company is considered a start-up company as of December 31, 2017 and has not generated revenue since its inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to raise capital through the issuance of security tokens. If the Company is not successful in these endeavors, it may have to delay its revenue generating operations, or curtail operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

2.STOCKHOLDERS’ EQUITY

Common Stock

The Company has two classes of voting common stock, Class A and Class F. On March 19, 2018 the Company effected a 37.5:1 stock split. The share amounts in the financial statements reflects this split.

See independent auditors’ report.

7

CONNECTX, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Voting Rights

Holders of Class F Common Stock are entitled to ten (10) votes for each share of Class F Common Stock held. Class A Common Stock holders are entitled to one (1) vote for each share of Class A Common Stock held. Holders of Class F Common Stock and Class A Common Stock shall vote together as a single class. Certain activities of the Company require the written consent or affirmative vote of greater than 50% of the holders of Class F Common Stock including, but not limited to: (i) amendment of the Certificate of Incorporation or Bylaws, (ii) increase or decrease in the authorized number of shares of Class F Common Stock, (iii) authorization or creation of a new class or series of securities, (iv) entering into a liquidation event, (v) increase the size of the Board of Directors, and (vi) declaration or payment of any dividends or other distributions to the stockholders of the Company.

2.STOCKHOLDERS’ EQUITY (Continued)

Optional Conversion Rights

Holders of Class F Common Stock, at their option, may convert their shares into shares of Class A Common Stock at a conversion rate of 1:1.  Automatic conversion may also occur upon specific circumstances.

3.COMMITMENTS AND CONTINGENCIES

Legal Matters

Periodically, the Company is involved in certain legal actions and claims arising in the ordinary course of business.  The Company is not involved in any legal proceedings at the present time.

4.SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 21, 2018, the date the consolidated financial statements were available to be issued.

Since December 31, 2017, the Company raised approximately $1.1 million in digital currency (value at the various dates the currency was received).   It is the company’s intent to issue security tokens to these investors.  The Company sold some of the digital currency received, realizing a loss of approximately $0.5 million.

On March 19, 2018 the Company effected a 37.5:1 stock split. The share amounts in the financial statements reflects this split.

During 2018, the Company amended its Articles of Incorporation to increase the number of shares authorized from 12,000,000 to 200,000,000. As part of the amendment, the Company created a new class of stock, Series A Preferred Stock. The Preferred Stock is convertible at the option of the holder, or automatically converted if the Company participates in an initial public offering.

See independent auditors’ report.

8

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of , State of , on     , 2018.

CONNECTX, INC.

By: /s/ Lance Parker

Name: Lance Parker
Title: Chief Executive Officer

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Lance Parker and each of them, as his or her attorney-in-fact, with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this offering statement, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance Parker	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2018
A

/s/ Lance Parker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 1, 2018
B

/s/ Lance Parker	Director and Chairman of the Board of Directors	October 1, 2018
C

Director
D

Director
E

Director
F

Director
G